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                                                                   Exhibit 10.13


                               SUNWING ENERGY LTD.
                           C/O CODAN SERVICES LIMITED
                                 CLARENDON HOUSE
                         2 CHURCH STREET, P.O. BOX 1022
                             HAMILTON HM1 1, BERMUDA


                                                              September 26, 2002
CITIC ENERGY INC.
c/o Room 2118 Hutchinson House
10 Harcourt Road
Hong Kong

Dear Sirs:

RE:      STRATEGIC DEVELOPMENT ALLIANCE

This letter is intended to reflect our recent discussions and, when executed and delivered by each of us (execution and delivery by Sunwing Energy Ltd. deemed made upon sending out this letter), will constitute a binding agreement ( the "Agreement") between Sunwing Energy Ltd. ("Sunwing") and CITIC ENERGY INC., a company incorporated under the laws of British Virgin Islands ("CITIC") in respect of the matter more particularly described below.

The background to our Agreement is as follows:

(A) CITIC is a wholly-owned subsidiary of CITIC International Holdings Limited, which in turn is a wholly-owned subsidiary of China International Trust & Investment Corporation, a trust and investment company that reports directly to the State Council of the People's Republic of China ("PRC");

(B) the PRC government has expressed support for the Kyoto Protocol and for the overall objective of reducing air pollution in Chinese cities as a matter of priority;

(C) the PRC government is a net importer of oil and it is a matter of strategic national importance to protect and enhance the supply of oil diversify sources of energy.

(D) Sunwing is a wholly-owned subsidiary of Sunwing Holding Corporation which in turn is a wholly-owned subsidiary of Ivanhoe Energy Inc., a Canadian public company that has international investments and contacts in the oil and gas industry;

(E) PRC and Canada have traditionally enjoyed strong business ties and excellent trade relations;


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(F)      Sunwing has the ability to assist CITIC in fulfilling its strategic objectives of the identifying and acquiring interests in key international oil and gas development projects and introducing proven, advanced oil and gas development and production technology to the domestic oil and gas industry in the PRC;

(G) CITIC has the ability to assist SUNWING in fulfilling its strategic objectives of increasing its profile in Asian capital markets, gaining access to significant financing opportunities and financing opportunities and obtaining a listing on the Hong Kong Stock Exchange; and

(H) in view of their respective objectives and abilities, a strategic alliance between Sunwing and CITIC offers significant potential benefits to both parties and their respective parent companies.


Based on the foregoing, we confirm the terms of our Agreement as follows:

1.       SUNWING OBJECTIVES

         The parties acknowledge that Sunwing's key corporate development objectives ( the "Sunwing Objectives") are as follows:

         (a) to raise Sunwing's profile and to enhance Sunwing's credibility among Asian institutional investors and in Asian capital markets generally; and

         (b)      to list Sunwing's ordinary shares on the Hong Kong Stock
                  Exchange.

2.       CITIC OBJECTIVES

         The parties acknowledge that CITIC's key strategic objectives (the "CITIC Objectives") are as follows:

         (a) to acquire interests in one or more international oil and gas development projects; and

         (b) to introduce "gas-to-liquids" technology and other advanced technology oil and gas innovations to the domestic oil and gas industry in the PRC.

3.       RECIPROCAL SERVICES

         Sunwing hereby engages CITIC, and CITIC agrees, to provide advice, assistance, expertise and other services (collectively, the "CITIC Services") to Sunwing in connection with Sunwing's pursuit of the Sunwing Objectives. CITIC hereby engages Sunwing, and Sunwing agrees, to provide advice, assistance expertise and other services (the "Sunwing Services") to CITIC in connection with CITIC's pursuit of the CITIC Objectives. The specific nature and scope of the CITIC Services and the Sunwing

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         Services will be as agreed from time to time between Sunwing and CITIC and will be tailored to expedite the timely achievement of the Sunwing Objectives and the CITIC Objectives, respectively.

4.       YUDONG PRODUCTION SHARING CONTRACT

         As part of the CITIC Services, CITIC shall use its best efforts, industrial expertise and PRC government contacts to support Sunwing's efforts to sign and obtain all necessary PRC governmental approvals for, a production sharing contract (the "Yudong PSC") with China National Petroleum Corporation and/or PetroChina Company Limited relating to the Yudong Block located in Eastern Chongqing Municipality, PRC. As soon as practical after the Agreement comes into effect, CITIC and Sunwing shall establish a new company ("Newco") under the laws of the British Virgin Islands that the parties will use as the corporate vehicle for signing and performing the Yudong PSC. The parties shall procure Newco to issue and allot a total of 100 ordinary shares at par value of US$1.00 each, which shall be owned by CITIC as to 30 shares ("CITIC's Newco Shares") and by Sunwing as to 70 shares.

5.       PUT AND CALL OPTIONS FOR THE CITIC'S NEWCO SHARES

         The parties hereby irrevocably grant each other the following shares exchange options with respect to CITIC's Newco Shares:

         (a) CITIC shall have an option (the "CITIC Put Option") to transfer to Sunwing, and Sunwing shall accept, unencumbered legal and beneficial title to all of CITIC's Newco Shares in exchange for Sunwing shares, which Sunwing shall issue and allot, that will represent 20% of the total number of shares in the capital of Sunwing issued immediately after completion of the share exchange (and if Sunwing shall have more than one class of shares issued prior to the completion of the share exchange, CITIC shall receive upon exercise of the option by it, for each such class, such number of Sunwing shares that will represent 20% of the total number of shares in that class issued immediately after the completion of the share exchange), calculate on a fully-diluted basis, including all outstanding options and/or warrants (vested or otherwise). CITIC may exercise the CITIC Put Option at any time within 180 days after the effective date of the Yudong PSC by delivering written notice to Sunwing (the "CITIC Put Notice")

         (b) Sunwing shall have an option (the "Sunwing Call Option") to require CITIC to transfer to Sunwing, unencumbered legal and beneficial title to all of CITIC's Newco Shares in exchange for Sunwing shares, which Sunwing shall issue and allot, that will represent 20% of the total number of shares in the capital of Sunwing issued immediately after completion of the share exchange (and if Sunwing shall have more than one class of shares issued prior to the completion of the share exchange, CITIC shall receive upon exercise of the option by Sunwing, for each such class, such number of Sunwing shares that will represent 20% of the total number of shares in that class issued immediately after the completion of the share exchange), calculated

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                  on a fully-diluted basis, including all outstanding options and/or warrants (vested or otherwise). Sunwing may exercise the Sunwing Call Option at any time within 180 days after the effective date of the Yudong PSC by delivering written notice to CITIC (the "Sunwing Call Notice")


         (c) The closing of the share exchange shall take place at the office of Sunwing or its legal counsel within 30 days after the date of the CITIC Put Notice or the Sunwing Call Notice, as the case may be. At such closing: (i) CITIC shall deliver to Sunwing duly endorsed share certificates and/or a stock transfer power of attorney representing all of CITIC's Newco Shares, together with directors resolutions, written confirmations regarding CITIC's unencumbered ownership of all of CITIC's Newco Shares, and such other relevant documents that Sunwing or its legal counsel may reasonably request; and
                  (ii) Sunwing shares (in one or more classes, as the case may be) duly registered in CITIC's name as fully paid and non-assessable shares, together with directors resolutions, written confirmations regarding the total number of issued Sunwing shares, and such other relevant documents that CITIC or its legal counsel may reasonably request.

6.       SUNWING BOARD REPRESENTATIVES

         (a) Upon this Agreement taking effect, CITIC will be entitled to nominate one (1) individual mutually acceptable to both parties for appointment to Sunwing's board of directors

         (b) If and when a closing of the CITIC Put Option or the Sunwing Call Option occurs, CITIC will be entitled to nominate one (1) additional individual mutually acceptable to both parties for the appointment to Sunwing's board of directors.

7.       GENERAL REPRESENTATIONS AND WARRANTIES

         (I) Each party hereby represents and warrants to each other party as follows:

         (a) it is duly incorporated and invalidly subsisting and in good standing under the laws of its jurisdiction of incorporation and is duly registered and license to carry on business in the jurisdiction in which it carries on business and owns property;

         (b) it has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof;

         (c) this Agreement constitutes a legal, valid and binding contract of the representing party enforceable against it in accordance with its terms; and

         (d) neither the execution and delivery of this Agreement, nor the fulfillment of the terms


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                  hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the constitutional documents, resolutions of shareholders or directors, material license or permits, or any material instrument to which the representing party is a party or by which it is bound.

         (II) Sunwing hereby agrees that the undertaking set out in this sub-clause shall take effect upon CITIC acquiring Sunwing shares under Clause 5 above (whether pursuant to the exercise of the CITIC Put Option or the Sunwing Call Option). Sunwing hereby undertakes that if it makes any offer or invitation to any party (including to Sunwing's other shareholder(s)) to subscribe for or acquire any of its share(s) (whether by way of rights or otherwise), it shall make (and shall procure its shareholders, directors and other persons having the right to do so to consent to Sunwing to so make) a like offer or invitation at the same time to CITIC on a pro rata basis at the same price and on the same terms and conditions as its offer or invitation to other potential investors.

8.       COMPLIANCE WITH LAWS

         The parties acknowledge, covenant and agree that all CITIC Services and all Sunwing Services will be carried out in strict compliance will all laws to which each of the parties hereto and their respective corporate affiliates is subject. Without limiting the generality of the foregoing, the parties acknowledge, covenant and agree that under no circumstances will the CITIC Services or the Sunwing Services involve or include any activities contrary to the Corruption of Foreign Public Officials Act (Canada) or the United States Foreign Corrupt Practices Act.

9.       APPROVALS

         (a) Sunwing's obligations under this Agreement and the effectiveness of this Agreement are subject to the approval of the board of directors of Sunwing's ultimate parent company, Ivanhoe Energy Inc., which approvals shall be obtained by Sunwing within 15 days upon the execution and delivery of this Agreement by CITIC. If such approval is not forthcoming, this Agreement shall cease to have any legal effect.

         (b) CITIC may, without assigning and reason and without any liability for any compensation to Sunwing, terminate this Agreement within 15 days after its execution of this Agreement and upon such termination, this Agreement shall cease to have any legal effect.


10.      EXPENSES

         The parties hereby agree that they will pay their own (and their representatives') respective fees and expenses incurred in connection with the negotiation, preparation, execution of this Agreement and the performance of their respective obligations hereunder.

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11.      PUBLIC ANNOUNCEMENTS

         Except as may be required under applicable law or stock exchange requirements, no press releases or other public disclosure relating to the transaction contemplated hereby shall Be issued, nor shall the terms of this Agreement be disclosed to third parties, other than to the representatives and advisors or either party, without the mutual consent of both parties hereto (which consent shall not be unreasonably withheld or delayed). All necessary press releases and other public disclosure in required for shall be submitted by the disclosing party prior to the dissemination thereof.

12.      GENERAL

         This Agreement is subject to the following additional terms and conditions:

         (a) except as otherwise expressly provided herein, neither party may assign any right, title or interest in this Agreement without the written consent of the other party, and any purported assignment without such consent will be void;

         (b) this Agreement constitutes the entire agreement between Sunwing and CITIC and supersedes every previous agreement, communications, expectation, negotiation, representation, warranty or understanding whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement;

         (c) each party will execute and deliver such further agreements and documents and do such further acts and things as any party reasonably requests to evidence, carry out or give full effect to the intent of this Agreement;

         (d) this Agreement is and will be deemed to have been made in British Columbia, Canada for all purposes and will be governed exclusively by and constructed and enforced in accordance with the laws prevailing in British Columbia and rights and remedies of the parties will be determined in accordance wit those laws. Each of the parties hereby attorns to the non-exclusive jurisdiction of the courts of British Columbia;

         (e) this Agreement will ensure to the benefit of and binding upon the respective legal representatives and successors of the parties;

         (f) this Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will construed together and constitute one and the same documents;


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         (g)      words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa;

         (h) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent;


         (i) the headings in the Agreement are for the convenience only and are not intended as a guide to interpretation of this Agreement or any portion thereof; and

         (j) all notices hereunder will be in writing and addressed to the party for whom it is intended at the following address:



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       Sunwing:            Sunwing Energy Ltd.,
                           c/o Codan Services Limited
                           Clarendon House
                           2 Church Street, P.O. Box 1022
                           Hamilton HM11, Bermuda
                           Fax: 441-292-4720


                           with copy to:

                           Sunwing Energy Ltd.
                           Suite 654-999 Canada Place
                           Vancouver, BC  V6C 3E1
                           Fax:  1-604-682-2060

       CITIC:              CITIC ENERGY INC.
                           c/o Room 2118 Hutchinson House
                           10 Harcourt Road
                           Hong Kong
                           Fax: 852-2861-1901

                              *     *       *        *        *
 If the foregoing terms are acceptable to you, kindly sign and return a copy of this letter by courier or facsimile transaction.


Yours truly,

SUNWING ENERGY LTD.

Per: "Patrick Chua"
    ------------------------------------------
Name:  Patrick Chua
Title: Co-Chairman


Agreed this 26th day of September, 2002

CITIC ENERGY INC.

Per: "Wang Jun"
     --------------------------------------
Name:  Wang Jun
Title: Director

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